UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K of Sonim Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”), on August 22, 2025, the Company received a letter (the “Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity, as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million.

On October 6, 2025, the Company submitted to the Nasdaq staff a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1).

On October 17, 2025, the Company received written notification from Nasdaq (the “Extension Notice”) granting the Company an extension through December 31, 2025, to regain compliance with Nasdaq Listing Rule 5550(b)(1). Under the terms of the extension, on or before December 31, 2025, the Company must evidence compliance with Nasdaq Listing Rule 5550(b)(1) as set forth in the Extension Notice. The Company intends to satisfy these requirements within the current extension period or, if necessary, to request a further extension from Nasdaq, which would be subject to Nasdaq’s discretion.

The Company is undertaking measures to regain compliance within the extension period; however, there can be no assurance that the Company will ultimately regain compliance with Nasdaq Listing Rule 5550(b)(1) or be able to maintain compliance with all other applicable requirements for continued listing on Nasdaq. The Company’s failure to meet these requirements could result in the Company’s securities being delisted from Nasdaq.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman Appointment

On October 16, 2025, the board of directors (the “Board”) of the Company appointed Mr. Michael Mulica to serve as Executive Chairman of the Board effective as of October 16, 2025 (the “Effective Time”).

Michael Mulica, age 62, has served as a member of the Board since April 2021 and Chairman of the Board since November 2023. Mr. Mulica has served as a Partner at Avataar Venture Partners since November 2019. Mr. Mulica has served on the board of Global Digital Holdings, conducting business as QumulusAI, an AI data center operator optimizing for enterprise-grade AI workloads, since September 2025. He has served as Chairman at AlefEdge, a global edge API platform company, since March 2018, and as its Chief Executive Officer from August 2021 to May 2024. From May 2018 to present, Mr. Mulica has served as the Global Management Advisor at Mulica Consulting, advising public and private companies on global mobile Internet and application platforms. From May 2016 to August 2018, Mr. Mulica served as Chief Executive Officer and President of Actility Technologies, Inc., an IoT communications and software company. From June 2014 to May 2016, Mr. Mulica served as the President, Worldwide Sales and Business Development at Real Networks, Inc., a content and Internet software company. From October 2011 to July 2014, Mr. Mulica served as the Chief Executive Officer and President of Openwave Systems, Inc., a mobile internet software company. Prior to his service at Openwave Systems, he held various leadership positions at Motorola, Inc., a communications systems company, Synchronoss Technologies, an Internet software and services company, FusionOne, Inc., a pioneer in the development of the Cloud, BridgePort Technologies, Inc., a pioneer in the development of fixed to mobile convergence, Phone.com, Inc., inventor of the mobile Internet, California Microwave, Inc., a microwave and satellite systems company, and Tandem Computers, a fault tolerant computer manufacturer. Mr. Mulica holds a BS in Finance from Marquette University and an MBA from the Kellogg School of Management at Northwestern University. The Board believes that Mr. Mulica’s extensive operational, executive, and board experience with numerous private and public companies at various internet, mobile, and software companies, and his perspective on the Company’s strategic alternatives, qualify him to serve as the Executive Chairman of the Board.

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Executive Chairman Employment Agreement

In connection with Mr. Mulica’s appointment as Executive Chairman, the Company and Mr. Mulica entered into an employment agreement, dated as of October 16, 2025 (the “Employment Agreement”), pursuant to which Mr. Mulica commenced service as the Company’s Executive Chairman of the Board at the Effective Time.

The term of employment under the Employment Agreement is for one (1) year, and will automatically renew for successive one-year periods unless either party provides at least ninety (90) days’ advance written notice of non-renewal.

For his service as Executive Chairman, the Company shall pay Mr. Mulica an annual base salary of $300,000 (the “Base Salary”). Mr. Mulica is also entitled to receive an annual grant of $250,000 in restricted stock units (the “Annual Grant”) under the Sonim Technologies, Inc. 2019 Equity Incentive Plan (the “EIP”). The Annual Grant will vest in equal quarterly installments over a two-year period, with such installments vesting on each quarterly anniversary of the date of grant. Additionally, Mr. Mulica is also entitled to receive a grant of $500,000 in restricted stock units (the “Asset Purchase Award”) under the EIP, vesting upon the consummation of that certain asset purchase agreement by and among the Company, Pace Car Acquisition LLC, the Seller Representative named therein, and Social Mobile Technology Holdings LLC.

If, at the grant date of any Annual Grant or the Asset Purchase Award, the amount of shares of the Company’s outstanding common stock (“Common Stock”) available under the EIP is not sufficient to issue the restricted stock units pursuant to the Employment Agreement, then, in lieu of the Annual Grant and the Asset Purchase Award, the Company shall issue a cash award (the “Substitute Cash Grant”) to Mr. Mulica. The Substitute Cash Grant will be determined using the following methodology:

●	Assuming that the number of restricted stock units valued as described in the terms of the respective grant has been granted as of the date of the grant (such assumed restricted stock units, the “Phantom RSUs”);

●	Assuming that the Phantom RSUs vest on the earlier of: (a) a change in control, as defined in the EIP, or any other event accelerating vesting of the respective award; or (b) a vesting event pursuant to the terms of the grant (each (a) and (b), a “Vesting Event”); and

●	The Substitute Cash Grant shall equal the Fair Market Value (as defined in the EIP) of Common Stock underlying the Phantom RSUs at the time of the Vesting Event and shall be payable as of the date of the Vesting Event.

In addition to the aforementioned compensation received for service as the Executive Chairman, Mr. Mulica is also entitled to receive the same compensation as he would have been entitled to receive in his capacity as an independent chairman of the Board, including annual fees and restricted stock unit grants, pursuant to the Company’s Non-Employee Director Compensation Policy.

On a termination of Mr. Mulica’s service by the Company without “cause,” upon a Change in Control, cessation of business, or due to the Company’s election not to renew or extend the term of the Employment Agreement, or on a termination by Mr. Mulica for “good reason” (each as defined in the Employment Agreement), Mr. Mulica will be entitled to receive, subject to his execution and non-revocation of a general release of claims in favor of the Company, the following:

●	the remaining Base Salary for the remaining portion of the employment term;

●	one (1) year of Base Salary, to be paid over twelve (12) months in accordance with the Company’s standard payroll practices;

●	the Annual Grant, Asset Purchase Award, and any other awards under the EIP (or the Substitute Cash Grants, as and if applicable) will vest immediately upon termination; and

●	any expense reimbursements for expenses accrued prior to the date of termination, for which submissions were made within thirty (30) days of such expense.

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Mr. Mulica will be bound by standard restrictive covenants under the Employment Agreement, including, among other terms, confidentiality restrictions and assignment of intellectual property.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of the stockholders of the Company held on October 16, 2025 (the “Special Meeting”), the Company’s stockholders approved the amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), described in the Company’s definitive proxy statement filed with the SEC on September 19, 2025, to increase in the number of authorized shares of Common Stock from 100,000,000 shares to 1,000,000,000 shares (the “Authorized Share Proposal”).

On October 16, 2025, the Company effected the Authorized Share Proposal by filing a certificate of amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, effective as of such date.

The above description is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on October 16, 2025. Holders of 12,056,361 shares of the Company’s common stock, or approximately 67.8% of the shares outstanding as of the record date, were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of the Company at the Special Meeting.

Proposal 1: The stockholders did approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by combining outstanding shares into a lesser number of shares at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Board. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,547,566	1,494,782	14,013	—

Proposal 2: The stockholders did approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 1,000,000,000. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,401,652	3,651,408	3,301	—

Proposal 3: The stockholders did not approve an amendment to the Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 shares (the “Plan Amendment”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,330,823	5,556,598	2,030	4,166,910

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Proposal 4: The stockholders did approve a proposal, permitting the Company to adjourn the Special Meeting one or more times, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal, Authorized Share Proposal, and the Plan Amendment. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,802,183	4,153,092	101,086	—

Item 8.01 Other Events.

Reverse Stock Split

On October 15, 2025, the Board approved a reverse stock split of Common Stock at a final ratio of 1-for-18 (one-for-eighteen) (the “Reverse Stock Split”) subject to the stockholder approval of the Reverse Stock Split. The Reverse Stock Split is expected to become effective at 12:01 a.m. Eastern Time on October 27, 2025, following the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Common Stock is expected to commence trading on a split-adjusted basis when the markets open on October 27, 2025, under the existing trading symbol “SONM.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 83548F 408. The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

No fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio. If, as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, such stockholder of record will be entitled to receive a cash payment in lieu of such fractional share equal to the fraction of which such stockholder of record would otherwise be entitled multiplied by the closing price per share of Common Stock as reported by the Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on the date the certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware.

Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company) is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. To its best knowledge, the Company does not have any outstanding certificated shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions adjusted to reflect the Reverse Stock Split in accordance with their respective bank’s, broker’s, or nominee’s particular processes. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to a stockholder of record’s registered address as soon as practicable after the effective time of the Reverse Stock Split.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the timeline trading of the Common Stock on a split-adjusted basis and the ability of the Company to satisfy the listing requirements of Nasdaq. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, potential material delays in realizing projected timelines and risks related to the Company’s ability to comply with the continued listing standards of Nasdaq and the potential delisting of the Common Stock. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties, and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonim Technologies, Inc. (increase in authorized shares from 100,000,000 to 1,000,000,000)

10.1*	Employment Agreement, dated as of October 16, 2025, by and between the Company and Michael Mulica

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and attachments to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: October 20, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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